U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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AXM Pharma, Inc.
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AXM PHARMA, INC.

AXM Pharma, Inc.

7251 West Lake Mead Blvd.

Suite 300

Las Vegas, NV 89128

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

AXM Pharma will hold a Special Meeting of Stockholders at its offices located at 7251 West Lake Mead Blvd., Suite 300, Las Vegas, NV 89128 on Tuesday, March 1, 2005, 10:00 a.m. PST.  We are holding the meeting for the following purposes:

1.

To approve the 2005 Equity Incentive Plan.

2.

To authorize the issuance of up to 6,500,000 shares below current market prices.

3.

To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Holders of record of AXM Pharma common stock and Series A and C preferred stock at the close of business on January 28, 2005, are entitled to vote at the meeting.

In addition to the proxy statement, proxy card and voting instructions, a copy of AXM Pharma’s annual report on Form 10-KSB, which is not part of the proxy soliciting material, is enclosed.

It is important that your shares be represented and voted at the meeting.  You can vote your shares by completing and returning a proxy card.

By Order of the Board of Directors,

Douglas C. MacLellan,

Vice Chairman

February 2, 2005

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of AXM Pharma of proxies to be voted at our Special Meeting of Stockholders, to be held on March 1, 2005, and at any meeting following postponement or adjournment of the special meeting.

You are cordially invited to attend the Special meeting, which will begin at 10:00 a.m. PST.  The meeting will be held at our offices located at 7251 West Lake Mead Blvd., Suite 300, Las Vegas, NV 89128.  Stockholders will be admitted beginning at 9:30 a.m.  The location is accessible to handicapped persons, and we will provide wireless headsets for hearing amplification upon request.

You will need an admission ticket to enter the meeting.  If you are a stockholder of record, you will find an admission ticket attached to the proxy card sent to you.  If you plan to attend the special meeting, please retain the admission ticket.  A map and directions to the special meeting are printed on the admission ticket.

If your shares are held in the name of a bank, broker, or other nominee and you plan to attend the special meeting, you can obtain an admission ticket in advance by sending a written request, along with proof of ownership, such as a recent bank or brokerage account statement, to our transfer agent, Signature Stock Transfer, 2301 Ohio Drive, Plano, Texas 75093.  If you arrive at the special meeting without an admission ticket, we will admit you if we are able to verify that you are an AXM Pharma stockholder.

We are first mailing this proxy statement, the proxy card and voting instructions on February 15, 2005, to persons who were stockholders at the close of business on January 28, 2005, the record date for the meeting.

Our fiscal year begins on January 1 and ends on December 31.  References in this proxy statement to the year 2004 or fiscal 2004 refer to the 12-month period from January 1, 2004 through December 31, 2004.

Proxies and Voting Procedures

You can vote your shares by completing and returning a proxy card or, if you hold your shares in “street name,” a voting instruction form.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the meeting.

If your shares are held in “street name,” you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote at the meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions.  If you return a signed proxy card without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted FOR the approval of the Equity Incentive Plan and FOR the approval to issue up to 6,500,000 shares below current market prices.

If you hold your shares through a broker, your shares may be voted even if you do not attend the Special meeting.

If any other matters are properly presented at the special meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.  If the special meeting is postponed or adjourned, your proxy will remain valid and may be voted at the postponed or adjourned meeting.  You will still be able to revoke your proxy until it is voted.  At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the special meeting.

Stockholders Entitled to Vote

You are entitled to vote at the special meeting all shares of our common stock and Series A and C preferred stock that you held as of the close of business on the record date.  Each share of our common stock, our Series A Preferred Stock and Series C Preferred Stock is entitled to one vote with respect to each matter properly brought before the meeting.

On January 28, 2005, the record date, there were on 18,088,039 shares of common stock outstanding and 1,675,000 shares of Series A preferred stock outstanding and 24.425 shares of Series C preferred stock outstanding.

A list of stockholders entitled to vote at the meeting will be available at the meeting, and for 10 days prior to the meeting, at 7251 West Lake Mead Blvd., Suite 300, Las Vegas, NV 89128 between the hours of 9:00 a.m. and 4:00 p.m. local time.

Required Vote

The presence, in person or by proxy, of the holders of a majority of all the votes that could be cast by the holders of all outstanding shares of Class A and Class B common stock is required in order to transact business at the meeting.

Cost of Proxy Distribution and Solicitation

AXM Pharma will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies.  Proxies may be solicited on behalf of AXM Pharma in person or by telephone, e-mail, facsimile or other electronic means by Directors, officers or employees of AXM Pharma, who will receive no additional compensation for soliciting.  In accordance with the rules of the Securities and Exchange Commission and the American Stock Exchange, we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of AXM Pharma stock.

PROPOSALS

Proposal 1.

Proposal for an Equity Incentive Plan

The Board of Directors has adopted the AXM Pharma, Inc. 2005 Equity Incentive Plan  (the "Equity Plan") and is recommending that shareholders approve the Equity Plan at the Special Meeting.  The Equity Plan is intended to further the growth and financial success of AXM Pharma, Inc. (the "Corporation") by providing additional incentives to directors, executives and selected employees of and consultants to the Corporation so that such participants may acquire or increase their proprietary interest in the Corporation. The term  "Corporation" shall include any parent corporation or subsidiary corporation of the Corporation as those terms are defined in Section 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code"). Stock options granted under the Plan ("Options") may be either "Incentive Stock Options", as defined in Code section 422 and any regulations promulgated under that Section, or "Nonstatutory Options" at the discretion of the Corporation’s Board of Directors (the "Board") and as reflected in the respective written stock option agreements granted pursuant to this Equity Plan. Stock Appreciation Rights, Restricted Stock, Restricted Stock Unit, Performance Awards, Dividend Equivalents, or Other Stock-Based Awards may also be granted under the Equity Plan.  The Board believes that the Equity Plan will maintain the flexibility that AXM Pharma needs to keep pace with its competitors and effectively recruit, motivate, and retain the caliber of employees, directors and consultants essential for achievement of our success.

Individuals eligible to receive awards under the Equity Plan include officers, directors, employees of and consultants to AXM Pharma and its affiliates.  The number of shares available under the Equity Plan shall be 5,000,000 shares of our common stock, plus all Shares remaining available for issuance under the 2004 Plan on the effective date of the Equity Plan.  In addition, the number of shares available under the Equity Plan will increase on a yearly basis as follows:

As of January 1 of each year, commencing with the year 2006 and ending with the year 2008, the aggregate number of Shares available for granting Awards under the Equity Plan shall automatically increase by a number of Shares equal to the lesser of (x) 5% of the total number of Shares then outstanding or (y) 1,000,000.  The Board may distribute those shares in whatever form of award they so choose within the Equity Plan’s guidelines.  There are no restrictions on the amount of any one type of award that may be granted under the Equity Plan.

As of January 2005, our Board of Directors granted 2,377,500 options to employees, directors and consultants under the Corporation’s 2004 Incentive and NonStatutory Stock Option Plan (the “2004 Plan”).  The Equity Plan will replace the 2004 Plan.  As of January 2005, there are 6 Directors, 2 executive officers, 10 consultants and approximately 35 employees other than executive officers, who are eligible to receive awards under the Equity Plan.

The Board may delegate a Committee to administer the Equity Plan.  The Committee shall not consist of fewer than two members, each of whom is a member of the Board and all of whom are disinterested persons, as contemplated by Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") and each of whom is an outside director for purposes of Section 162(m) of the Code, acting in accordance with the provisions of Section 3.

Other than granting Chet Howard 250,000 options per year, we do not have any definitive plans for granting awards under the Equity Plan and no determination has been made as to the number of awards to be granted, or the number or identity of recipients of awards.  Had the Equity Plan been in effect last year, the options granted under the 2004 Plan would have been the awards granted under the Equity Plan.

Amending the Plan

The Board may amend, alter, suspend, discontinue, or terminate the Equity Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any share owner, Participant, other holder or beneficiary of an Award, or other Person.  The Board may also waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively, without the consent of any Participant, other holder or beneficiary of an Award.  Except as provided in the following sentence, the Board is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Equity Plan.  In the case of any Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Board will not have authority to adjust the Award in any manner that would cause the Award to fail to meet the requirements of Section 162(m).

Options and Rights

Options and Stock Appreciation Rights may be granted under the Equity Plan.  The exercise price of options granted shall be determined by the Board or the Committee; provided, however, that such exercise price per Share under any Incentive Stock Option shall not be less than 100% (110% in the case of a "10-percent shareholder as such term is used in Section 422(c)(5) of the Code) of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option.  The Board or Committee shall fix the term of each Option, provided that no Incentive Stock Option shall have a term greater than 10 years (5 years in the case of a "10-percent shareholder” as such term is used in Section 422(c)(5) of the Code).

A Stock Appreciation Right granted under the Equity Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise or, if the Board or Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (2) the grant price of the right as specified by the Board or Committee.  Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Board or the Committee.  The Board and the Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

Since we do not, at this time, know how many awards will be granted under the Equity Plan, we cannot determine the market value of the securities underlying the options and stock appreciation rights.  The closing price of the Company’s common stock as of January 28, 2005 was $2.75 per share.  If Chet Howard purchases all of his options, the current market value of the securities underlying his options would be $687,500.

Federal Income Tax Consequences

The current federal income tax consequences of grants under the Equity Plan are generally described below. This description of tax consequences is not a complete description, and is based on the Internal Revenue Code as presently in effect, which is subject to change, and is not intended to be a complete description of the federal income tax aspects of options and stock awards under the Equity Plan. Accordingly, the discussion does not deal with all federal income tax consequences that may be relevant to a particular recipient, or any foreign, state or local tax considerations. Accordingly, potential recipients are urged to consult their own tax advisors as to the specific federal, foreign, state and local tax consequences to them as a result of receiving an Award under the Equity Plan.

Nonqualified Stock Options

A recipient will not be subject to federal income tax upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the recipient will recognize ordinary compensation income in an amount equal to the excess, if any, of the then fair market value of the shares acquired over the exercise price. We will generally be able to take a deduction with respect to this compensation income for federal income tax purposes. The recipient’s tax basis in the shares acquired will equal the exercise price plus the amount taxable as compensation to the recipient. Upon a sale of the shares acquired upon exercise, any gain or loss is generally long-term or short-term capital gain or loss, depending on how long the shares are held. The required holding period for long-term capital gain is presently more than one year. The recipient’s holding period for shares acquired upon exercise will begin on the date of exercise.

Incentive Stock Options

A recipient who receives incentive stock options generally incurs no federal income tax liability at the time of grant or upon exercise of the options. However, the spread will be an item of tax preference, which may give rise to alternative minimum tax liability at the time of exercise. If the recipient/optionee does not dispose of the shares before the date that is two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowable to us for federal income tax purposes in connection with the option. If, within two years of the date of grant or within one year from the date of exercise, the holder of shares acquired upon exercise of an incentive stock option disposes of the shares, the recipient/optionee will generally realize ordinary compensation income at the time of the disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of exercise or the amount realized on the disposition. The amount realized upon such a disposition will generally be deductible by us for federal income tax purposes.

Stock Awards

If a recipient receives an unrestricted stock award, he/she will recognize compensation income upon the grant of the stock award. If a recipient receives a restricted stock award, he/she normally will not recognize taxable income upon receipt of the stock award until the stock is transferable by the recipient or no longer subject to a substantial risk of forfeiture, whichever occurs earlier. When the stock is either transferable or no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation income in an amount equal to the fair market value of the shares (less any amount paid for such shares) at that time. A recipient may, however, elect to recognize ordinary compensation income in the year the stock award is granted in an amount equal to the fair market value of the shares (less any amount paid for the shares) at that time, determined without regard to the restrictions. We will generally be entitled to a corresponding deduction at the same time, and in the same amount, as the recipient recognizes compensation income with respect to a stock award. Any gain or loss recognized by the recipient upon subsequent disposition of the shares will be capital gain or loss.

Tax Deductibility under Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a public company’s deductions for employee compensation exceeding $1,000,000 per year for the chief executive officer and the four other most highly compensated executive officers. Section 162(m) contains an exception for performance-based compensation that meets specific requirements. The Equity Plan is intended to permit all options to qualify as performance-based compensation at the Board of Directors or Committee’s discretion.  If an Award is to qualify as such, it shall clearly state so in the award agreement.

Withholding

We have the right to deduct any taxes required to be withheld with respect to grants under the Equity Plan. We may require that the participant pay to us the amount of any required withholding. The Compensation Committee may permit the participant to elect to have withheld from the shares issuable to him or her with respect to an option or restricted stock the number of shares with a value equal to the required tax withholding amount.

The Equity Plan will replace the 2004 Plan.  Below is a table of securities previously authorized for issuance under the 2004 Plan:

NAME	OPTIONS GRANTED
Montgomery Simus, Director	40,000
Employee reserve	300,000
Mark Bluer, Director	40,000
Charles Li, Director	100,000
Douglas MacLellan, Chairman of the Board	400,000
Mark Elenowitz, Director	160,000
Peter Cunningham, as Chief Executive Officer	400,000
Madame Wang, Chairman of the Board	300,000
Louis Taubman, Legal Consultant	120,000
Michael Boswell, Consultant	120,000
Joe Cunningham, Consultant	100,000
Dreamvest, Consultant	100,000
RCG Consulting, Consultant	57,500
Byrle Lerner, Consultant	100,000
Hao Zhang, Consultant	40,000
Total	2,377,500

Pursuant to Nevada Revised Statutes, NRS 78.320, this proposal will be approved if the votes cast favoring this proposal exceeds the votes cast opposing this proposal.

THE BOARD OF DIRECTORS RECOMMNEDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE 2005 EQUITY INCENTIVE PLAN.

Proposal 2

Proposal to authorize the issuance of up to 6,500,000 shares below current market prices.

Currently, AXM has 4,297,068 warrants issued.  If all of the warrants are exercised, we would receive up to approximately $15 million (net of expenses), but there can be no assurance that all or any of these warrants will be exercised. Given the exercise price of the warrants, which generally exceeds the current market price of our common stock, it is unlikely that the warrant holders will exercise the warrants at this time or in the near future.  The net proceeds from the Company’s most recent financing in June 2004 were approximately $2,773,800.

During the second quarter of 2004, AXM only generated $978,663 in sales revenue.  During the third quarter of 2004 AXM did not generate any sales revenues or profits.  The low level of sales revenues during these two quarters was due in part to the changing government regulations regarding the sales and marketing of pharmaceutical products in China.  Due to new State Food and Drug Administration guidelines, we were required to obtain Chinese Good Manufacturing Practices certification and renew our licenses at the national level, as opposed to the state and local level as had been required in the past, to manufacture and sell our existing products.  We did not receive confirmation that 42 of our licenses were renewed until November 2004 and we did not receive Good Manufacturing Practices approval until January 2005.  Therefore, we were not able to manufacture or sell our pharmaceutical products until that time.  Although we expect to begin producing and selling our products as soon as practicable, there is no assurance of the exact date we will begin or how quickly sales from the products will generate sufficient revenues to support our operations.

Based upon these facts, AXM has sufficient funds to maintain operations at their present level through the end of March 2005.  However, to maintain our operations after February, to fulfill our planned expansion in sales territory, to implement the required systems and fund our working capital needs, we will need to raise approximately $8 million in additional funds. Assuming there is no decrease in current accounts payable, and accounting for various one-time expenses, the Company’s negative cash flow is approximately $290,000 per month.  Without a significant change in sales and operating gross profits, our only source of significant additional funds to meet future operating expenses and plans is the sale of our securities or debt financing of our factory and equipment in Shenyang, but there cannot be any guarantees that we will be able to raise this additional capital on acceptable terms or at all.  Therefore, Management believes that the sale of restricted shares at up to a 25% discount from the then current market price is warranted and that management needs some flexibility in pricing these securities in order to successfully close potential financing transactions.

Need for Stockholder Approval

In order to raise sufficient funds to maintain our operations, we may need to offer and sell shares of our common stock, or other securities that are convertible into or exercisable for shares of common stock, at a sale price (or having a conversion price or exercise price) per share less than the market value of our common stock at the time of issuance. Our board of directors has authorized the issuance of up to 6,500,000 shares of our common stock at a discount of up to

25% from the then current market price. For this purpose, the then current market price will be equal to the average closing price of our common stock as reported on the American Stock Exchange, or such other market on which our shares may be trading, for at least the five consecutive trading days immediately preceding the date of sale.

Under Rule 713 of the Listing Standards, Policies and Requirements of the American Stock Exchange (“AMEX”), on which our common stock is listed, we are required to obtain stockholder approval in connection with any transaction, other than a public offering, that involves the issuance of common stock that equals 20% or more of our then-outstanding common stock if we issue the stock at a price below the greater of its book value or market value at the time of issuance. As of the record date, we had 18,088,039 shares of common stock outstanding. Accordingly, our proposed issuance of up to 6,500,000 shares of our common stock at below market prices is being submitted to the stockholders for approval in order to comply with the AMEX rules.

Notwithstanding stockholder approval of this proposal, the listing on the AMEX of any of the 6,500,000 shares that we may issue following such stockholder approval will require AMEX approval of an application for the listing of these additional shares. In addition, our issuance of the shares will require that we comply with the registration requirements under applicable federal and state securities laws or determine that the issuance satisfies an applicable exemption from such registration requirements. Furthermore, stockholder approval does not obviate the need for compliance with the requirements of the Securities Exchange Act of 1934, as amended, or other AMEX requirements. For example, if we issue all or a substantial portion of these 6,500,000 shares in a reorganization transaction or in a sale for cash to a single purchaser or to a group of affiliated purchasers that could be deemed to control AXM as a result of such purchase, then we may need to obtain further stockholder approval for such issuance and either we, or the purchasers, or both, may be required to file additional reports with the SEC.

We have not determined the terms and conditions upon which we would issue the shares of common stock to be authorized for issuance in accordance with this proposal. Although we have had discussions with several potential purchasers, we have not reached any definitive agreement with such potential purchasers. The board of directors will determine the terms and conditions of any such issuances in its sole discretion. We cannot assure you that we will be able to sell the shares on terms satisfactory to AXM. If this proposal is approved at our Special Meeting, we will not solicit further authorization for the issuance of these shares by a vote of our stockholders prior to such issuance.

Increased Dilution

We had 18,088,039 shares of common stock outstanding as of the record date.  If this proposal is approved and we issue an additional 6,500,000 shares of our common stock at below then current market prices representing a discount of up to 25%, our existing stockholders will incur significant dilution of their interests in AXM. We would have approximately 24,588,039 shares of common stock outstanding if we issue all 6,500,000 shares to be authorized pursuant to this proposal, not including the shares issuable upon exercise of outstanding warrants and options.

You should therefore consider the potential dilution in determining whether to approve this proposal.

Potential Negative Effect on our Stock Price

If we issue 6,500,000 additional shares of our common stock in the future, a substantial portion of those shares will become eligible for sale in the public markets, subject to certain volume limitations, after expiration of the one year holding period required under Rule 144 of the Securities Act of 1933, and all of the shares could be eligible for sale in the public markets after two years pursuant to Rule 144(k), without any volume limitations. These shares could become eligible for resale in the public markets earlier if, in connection with the sale the shares, we agree to file a registration statement with the Securities and Exchange Commission covering the resale of the shares. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of our common stock.

Pursuant to Nevada Revised Statutes, NRS 78.320, this proposal will be approved if the votes cast favoring this proposal exceeds the votes cast opposing this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE ISSUANCE OF UP TO 6,500,000 ADDITIONAL SHARES OF OUR COMMON STOCK AT A DISCOUNT OF UP TO 25% FROM THE THEN CURRENT MARKET PRICE AT THE TIME OF ISSUANCE.

Compensation Committee

The Compensation Committee is responsible for setting executive compensation, for making recommendations to the full Board concerning Director compensation and for general oversight of the compensation and benefit programs for other employees.  The committee met 3 times in 2004.  Currently, the members of the Compensation committee are Douglas MacLellan, Montgomery Simus and Mark Bluer.

Compensation Committee Interlocks and Insider Participation

Until March 2004, the members of the compensation committee were Mark Elenowitz, Douglas MacLellan and Wang Wei Shi.  None of the members have ever been an officer or employee of AXM Pharma, however, Wang Wei Shi is the Chief Executive Officer of Shenyang Tianwei Werke Pharmaceuticals, our wholly owned subsidiary and Mark Elenowitz is an owner and officer of Tripoint Capital Advisors, a consultant to AXM Pharma.  In March 2004, Mr. Elenowitz and Ms. Wang Wei Shi resigned as members of the compensation committee and were replaced by Mark Bluer and Montgomery Simus, both of whom the Board has determined are “independent” for purposes of Section 121(A) of the American Stock Exchange’s Listing Standards.  The Board has based its determinations regarding “independence” primarily on a review of the responses of our Directors and executive officers to questions regarding employment and compensation history, affiliations, family and other relationships and on discussions with the Directors. Other than disclosed herein, there were no “compensation committee interlocks” during fiscal 2003 or 2004.

Compensation of Directors

Our directors who are employees do not receive any compensation from AXM Pharma for services rendered as directors. Outside directors receive $3,000 a month for serving on the Board of Directors.  Members of the Audit Committee receive an additional $1,500 per month and the chairman of the Audit Committee receives an additional $9,000 per month.  The chairpersons of the other two board committees receive an additional $4,500 per month.  The Vice-chairman of the Board receives an additional $6,000 for service in such position, in addition to any other payments to which he is entitled, and our Chairperson of the Board is paid a flat fee of $20,000 per month.  All board members are entitled to participate in AXM Pharma’s health insurance plan.  Since April 2004, our Board of Directors issued 1,400,000 stock options exercisable at $3.90 per share to members of our Board of Directors and an additional 40,000 stock options exercisable at $5.70 per share.  The foregoing options were granted under the Company’s 2004 Plan, which was ratified by our Shareholders at the Company’s annual meeting in April 2004.

Executive Compensation Philosophy

Our compensation program was designed to attract, motivate and retain the highly talented individuals need to drive business success.  The program reflects the following principles:

•

Compensation should be related to performance.  To that end, our compensation program reinforces our business and financial objectives.  Employees compensation varies based on company and individual performance.  Employees will receive greater or reduced incentive awards depending on whether, and to what extent we meet our financial goals.  Individual compensation will also vary based on the person’s performance, contribution and overall value to the business.

•

AXM Pharma employees should think like AXM Pharma stockholders.  The best way to encourage our employees to act in the best interest of AXM Pharma is through an equity stake in AXM Pharma.  Our 2005 Equity Incentive Plan accomplishes that goal.

•

Our compensation plan should balance our short and long term financial objectives and reward individual and company performance.

•

Our compensation should be competitive.  When we determine compensation levels for executive officers, we review compensation survey data from independent sources to ensure that our total compensation program is competitive.  Companies selected for the survey are those with whom we compete for executive talent.

Components of our Compensation Plan

The components of our executive compensation program are: base salary and long term incentives.

Base salary: we target base salaries for senior management at levels that are comparable to similar positions at companies with whom we compare for compensation purposes.  We conduct surveys periodically to ensure that our salaries are competitive.  We believe that compensation above competitive levels should come primarily from the variable portion of the compensation package.  The compensation committee reviews and approves all executive officer salary adjustments and recommended by the CEO.  The committee also reviews the performance of the CEO and establishes his/her base salary.

Long term Incentives: Stock Option: We believe that making employees think like owners is a key objective for our compensation program and that retaining our senior management team is essential to our success.  Our 2005 Equity Incentive Plan addresses those goals, as did our 2004 Plan.

Compensation of the Chief Executive Officer

We believe that Peter Cunningham provided outstanding leadership for AXM Pharma.  He led AXM Pharma in its successful application to have its common stock listed on to the American Stock Exchange.  Mr. Cunningham’s compensation was established based on the philosophy and policies enunciated above for all executive management. This includes cash compensation and long-term incentives.  On January 31, 2005, Chet Howard was appointed by the Board of Directors to replace Peter Cunningham as Chief Executive Officer.  Peter Cunningham will now be our President of International Sales.  However, during fiscal year 2004, Peter Cunningham was our Chief Executive Officer and the following discussion describes his compensation as such.

Mr. Cunningham was originally hired to serve as our Chief Operating Officer, but in September 2003, Mr. Cunningham was promoted to the positions of President and Chief Executive Officer.  When Mr. Cunningham was promoted, other than the change in his responsibilities, the terms of his employment agreement remained the same.  Pursuant to the terms of his agreement with AXM Pharma, Mr. Cunningham shall be paid not less than $120,000 per year for his services.  In January 2004, our Board of Directors increased Mr. Cunningham’s salary from $120,000 per year to $240,000 per year.  In addition, Mr. Cunningham is entitled to receive a stock grant of 250,000 shares of our common stock, which shall be issued and vest in equal installments every six months (41,667 per six month period) beginning in August 2003.  Mr. Cunningham is also entitled to health insurance and such other bonus and incentives as the Board of Directors, in its discretion, shall authorize.  Mr. Cunningham’s salary, bonus and incentives are reviewed yearly by our Board of Directors and compensation committee with the goal of bringing Mr. Cunningham’s salary in line with industry standards.  The term of Mr. Cunningham’s agreement with AXM Pharma is one year but the agreement shall automatically renew on the first and second anniversary dates of the agreement unless either AXM Pharma or Mr. Cunningham provides written notice to the other not less than 60 days prior to the anniversary date that they do not wish to renew the agreement, in which case the agreement shall expire on the day prior to the anniversary date.  The employment agreement may be terminated for good cause by either party in the event of a material breach of the employment agreement by either party or in the case of Mr. Cunningham of a change in control of AXM Pharma.  In the event of termination with good cause by Mr. Cunningham or without good cause by AXM Pharma, Mr. Cunningham is entitled to three months severance plus bonus and incentives earned to that date and relocation to Los Angeles, California.  In the event that Mr. Cunningham is terminated for good cause by the Company or terminates the agreement without good cause he will only be entitled to payment of his salary, bonus and incentives earned to the date of termination and relocation to Los Angeles, California.  Mr. Cunningham’s agreement requires that he keep confidential any proprietary information acquired while employed and upon termination of his employment.  He is also prohibited from soliciting any employees of AXM Pharma for a period of one year following his termination for any reason. We believe that the base salary when combined with his opportunity to receive stock grants, provides Mr. Cunningham with the ability to achieve long term compensation that is competitive with long term compensation packages offered by our competitors.

Chet Howard became our Chief Executive Officer on February 1, 2005.  Mr. Howard was, and will continue to act as our Chief Financial Officer until we find an adequate replacement.  Although Mr. Howard’s employment agreement as Chief Executive Officer has not yet been finalized, the Board has approved the following compensation package for him.  As Chief Executive Officer, Mr. Howard will receive annual compensation of $240,000, plus a $60,000 signing bonus.  Mr. Howard will also have the right to receive 250,000 options per year, vesting quarterly under the Equity Plan.

Mr. Howard’s salary, bonus and incentives shall be reviewed yearly by our Board of Directors and compensation committee with the goal of bringing Mr. Howard’s salary in line with industry standards.

Employment Agreements

Mr. Cunningham’s employment agreement will be amended to reflect his position change.  The Board has approved the following compensation package for Mr. Cunningham, although other terms of his employment agreement have not yet been finalized.  As President of International Sales, Mr. Cunningham will receive $10,000 per month during his one-year contract with AXM for this position.  The Board has also approved a three-month severance package for Mr. Cunningham in the event he is terminatinated other than for cause.  Additionally, Mr. Cunningham will receive 3% of net sales based upon a projected budget that he is to prepare and submit to the Board.  Mr. Cunningham also has the opportunity to receive 5% of net sales if he retains any sales over the stated budget.  At this time, no budget has been finalized.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Annual Compensation					Awards		Payouts
(a) (b) (c) (d) (e) Other Name Annual And Compen- Principal sation Position Year Salary($) Bonus($) ($)					(f) (g) Securities Restricted Under- Stock lying Award(s) Options/ ($) SARs (#)		(h) LTIP Payouts ($)	(i) All Other Compen- Sation ($)
Peter W. Cunningham,	2004	$240,000	0	0	$208,335	400,000	0	0
President, CEO,	2003	50,000	0	0	208,335
President, CEO,	2002	0	0	0

Chet Howard	2004	120,000	0	0	$500,000	0	0	0
CFO	2003	40,000	0	0
	2002	0	0	0

OPTION/SAR IN LAST FISCAL YEAR

Individual grants

Name	Number of securities underlying Options/SARS Granted (#)	Percent of total options/SARs granted to employees in fiscal year	Exercise or base price ($/SH)	Market price on date of grant	Expira-tion date	Potential realizable value at assumed annual rates of stock price apprecia-tion for option term 5% 10%		Alternative to (f) and (g): Grant date value
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(f)
Peter Cunningham, President & CEO	400,000	17.11%	$3.90	$4.14	4/29/14			$1,560,000
Chet Howard, CFO	0	0	0	0	0	0	0	0

AGGREGATED OPTION/SAR EXERCISED AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

  There were no options or SARs exercised during the last fiscal year by our executive officers.

LONG TERM INCENTIVE PLANS

No Long Term Incentive awards were granted in the last fiscal year.

BENEFICIAL OWNERSHIP OF AXM PHARMA COMMON STOCK

Beneficial Owners of More Than 5% of Our Common Stock and Preferred Stock

The following table sets forth, as of January 28, 2005, the names and addresses of each beneficial owner of more than five percent (5%) of our common stock and Preferred Stock (taken together as one class) known to us (other than as set forth under “Security Ownership of Directors and Executive Officers” below), the number of shares of common stock and Preferred Stock beneficially owned by each such person, and the percent of our common stock and Preferred Stock so owned.  Each person has sole voting and investment power with respect to the shares of our common stock and Preferred Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock and Preferred Stock, except as otherwise indicated.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage Of Voting of Securities (1)

Gryphon Master Fund, L.P. 500 Crescent Court Suite 270 Dallas, Texas 75201	1,974,330	9.99%

________________

(1)   All Percentages have been rounded up to the nearest one hundredth of one percent.

Security Ownership of Management

The following table sets forth, as of January 28, 2005, the names and addresses of each director and executive officer, the number of shares of our common stock and Preferred Stock beneficially owned, and the percentage of our common stock and Preferred Stock so owned, by each such person. Each person has sole voting and investment power with respect to the shares of our common stock and Preferred Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock and Preferred Stock, except as otherwise indicated.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage Of Voting of Securities
Douglas C. MacLellan 8324 Delgany Avenue Playa Del Rey, California 90293	933,672 (1)	4.72%

Peter W. Cunningham 755 Promontory Point Drive West Newport Beach, California 92660	555,001 (2)	2.81%

Mark Elenowitz 400 Professional Drive, Suite 310 Gaithersburg, MD 20879	385,160 (3)	1.95%

Ms. Wang Wei Shi 46 Wen An Road Building 4, 5th Floor Shenyang, Liaoning, The Peoples Republic of China 110003	6,327,000 (4)	32.01%

Mr. Mark Bluer 945 Magnolia Avenue, #77 Larkspur, CA 94939	100,000(5)	0.51%

Mr. Montgomery Simus 33 Haight Street, Apt. #8 San Francisco, CA 94111	75,000(6)	0.38%

Mr. Chet Howard 11792 Lily Rubin Ave. Las Vegas, NV 89138	100,000	0.51%

Chaoying (Charles) Li 14/F, Building A, Huixium Plaza, No.8 Beisihuan Zhong Road Chaoyang District, Beijing 100101, P.R. China	210,000(7)	1.06%

All directors and officers as a group (8 persons)	8,685,833	43.95%

(1)

Includes 475,000 shares owned by Mr. MacLellan directly, 48,500 shares owned by The MacLellan Group, Inc., which is owned by Mr. MacLellan, and 16,953 shares owned by Broadband Access Market Space, Ltd., a company in which Mr. MacLellan owns 60% of the outstanding shares. Also includes 400,000 stock options granted to Mr. MacLellan on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan.

(2)

Includes 125,001 shares owned by Mr. Cunningham directly and 30,000 shares owned by Rabelaisian Resources, Plc., a company owned by Mr. Cunningham. Also includes 41,667 shares Mr. Cunningham is entitled to receive through his employment agreement with AXM Pharma.  Mr. Cunningham is entitled to receive an additional 208,333 shares of our common stock over the next three years pursuant to his employment agreement, which provides that Mr. Cunningham is entitled to receive a stock grant of 250,000 shares of our common stock, which shall be issued and vest in equal installments every six months (41,667 per six month period) beginning in August 2003.  Also includes 400,000 stock options granted to Mr. Cunningham on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan.

(3)

Includes (i) 201,160 shares indirectly owned by MHE, Inc. (a company owned 100% by Mark Elenowitz) as a result of its 40% ownership interest of TriPoint Capital Holdings, LLC, which owns 502,900 shares of common stock, and (ii) 24,000 shares owned by Investor Communications Company, LLC, a company which is owned by MHE, Inc.  Also includes 160,000 stock options granted to Mr. Elenowitz on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan.

(4)

Includes 3,117,000 shares owned by Ms. Wang directly and 2,910,000 shares owned by members of her immediate family.  Also includes 300,000 stock options granted to Ms. Wang on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan.

(5)

Includes the 40,000 stock options, at an exercise price of $5.70 per share, granted to Mr. Bluer on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan

(6)

Includes the 40,000 stock options granted to Mr. Simus on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan.

(7)

Includes the 100,000 stock options granted to Mr. Li on April 29, 2004, under the 2004 Qualified and Nonstatutory Stock Option Plan.

Principal Accountants

Representatives of Lopez, Blevins, Bork & Associates, PLLC, the Company’s principal accountants, will be present at the meeting.  They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

Changes and Disagreements with Accountants

Malone & Bailey, PLLC was dismissed as our independent auditors on August 13, 2004.  Malone & Bailey's report dated March 11, 2004, except for Note 11, which is as of March 24,  2004 on the  Company's consolidated  balance sheet as of December 31, 2003, and the related consolidated  statements of operations,  stockholders'  equity, and cash flows for each of the two years then ended,  did not contain an adverse  opinion or disclaimer of opinion,  or  qualification  or modification as to uncertainty, audit scope, or accounting principles.

In connection with the audit of the Company's financial statements, and in the subsequent interim period, there were no disagreements with Malone & Bailey, PLLC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Malone & Bailey PLLC would have caused Malone & Bailey, PLLC to make reference to the matter in their report.

Malone & Bailey was replaced by Bateman & Co., Inc., on August 13, 2004 as the Company’s principal accountant to audit our financial statements. The decision to change accountants was recommended by the Audit Committee of the Board of Directors of the Company and approved by the Board of Directors.

Bateman & Co. was dismissed on August 25, 2004.  Bateman reviewed the Company's financial statements for the interim period ended June 30, 2004; however, Bateman did not audit or issue any report on the Company's financial statements.   On that same day, we engaged  Lopez,  Blevins,  Bork  &  Associates,  LLP   as the Company's  principal  independent  accountant to audit the  Company's  financial statements  for the fiscal year ended  December 31, 2004.  The  auditing  partner in charge of  auditing  the  Company's financial  statements remained the same, but he left Malone & Bailey and joined Bateman & Co. for  brief  period  of time.  Subsequently, he left Bateman & Co. to start Lopez, Blevins, which is now a registered public accounting firm.  The decision to change accountants was recommended by the Audit Committee of the Board of Directors of the Company and approved by the Board of Directors.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING

Any stockholder who intends to present a proposal at the 2006 Annual Meeting of Stockholders must ensure that the proposal is received by the Corporate Secretary of AXM Pharma, Inc., 7251 West Lake Mead Blvd., Suite 300, Las Vegas, NV 89128:

•

Not later than December 30, 2005, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

•

March 1, 2006.

Financial Information

And

Documents Incorporated By Reference

In our filings with the SEC, information is sometimes “incorporated by reference.”  This means that we may disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is deemed to be part of this proxy statement, except for any information that is superceded or modified by information contained directly in this proxy statement or in any other subsequently filed document that is also incorporated by reference herein.  This proxy statement incorporates by reference the information set forth below that the Company has previously filed with the SEC and that is being delivered to you along with this proxy statement.

The following information contained in our Annual Report on Form 10-KSB/A for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on September 1, 2004 (File No. 001-31886) and enclosed with this proxy statement is incorporated by reference herein:

•

Part II, Item 6. Management’s Discussion and Analysis or Plan of Operation

•

Part II, Item 7. Financial Statements and Supplementary Data

•

Part II, Item 8. Changes in and disagreements with accountants on accounting and financial disclosures

ADMISSION TICKET

AXM PHARMA, INC.
2005 SPECIAL MEETING OF STOCKHOLDERS
Tuesday, March 1, 2005
10:00 a.m. Mountain Standard Time

7251 West Lake Mead Blvd., Suite 300

 Las Vegas, NV 89128

THIS ADMISSION TICKET ADMITS ONLY THE NAMED STOCKHOLDER AND A GUEST.

NOTE: If you plan on attending the Special Meeting in person, please bring, in addition to this admission ticket, a proper form of identification. Video, still photography and recording devices are not permitted at the Special Meeting. For the safety of attendees, all handbags and briefcases are subject to inspection. Your cooperation is appreciated.

PROXY

AXM Pharma, Inc.

7251 West Lake Mead Blvd., Suite 300

Las Vegas, NV 89128

Special Meeting of Shareholders – March 1, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Wang Wei Shi and Douglas MacLellan , and each of them, as proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of stock of AXM Pharma, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card, at the special meeting of Shareholders of AXM Pharma, Inc. to be held at 7251 West Lake Mead Blvd., Suite 300, Las Vegas, NV 89128, on March 1, 2005, at 10:00 A.M., PST, and at any adjournment or postponement thereof.

When this proxy is properly executed, the shares to which this proxy relates will be voted as specified and, if no specification is made, will be voted for each proposal, and this proxy authorizes the above designated proxies to vote in their discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign below. You need not mark any boxes.

This proxy is solicited on behalf of the	Please mark	[X]
Board of Directors AXM Pharma, Inc. The Board	your votes as
of Directors unanimously recommends that you	indicated in
vote "FOR" the proposal.	this example.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.

1.  To approve the 2005 Equity Incentive Plan.

FOR    AGAINST    ABSTAIN

[_]

  [_]

[_]

2. To authorize the issuance of up to 6,500,000 shares below current market prices.

FOR    AGAINST    ABSTAIN

[_]

  [_]

[_]

Please indicate if you intend to attend this meeting

[_] YES

[_] NO

If address has changed, please check the box and indicate your new address below

[_]

________________________________

________________________________

________________________________

Signature(s)

Date:            , 2005

_____________________________________

_____________________________________

This proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of the duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized officer executing on behalf of the partnership.

AXM Pharma, Inc.

2005 EQUITY INCENTIVE PLAN

SECTION 1.   PURPOSE

The purposes of this AXM Pharma, Inc. 2005 Equity Incentive Plan (the "Plan") are to encourage selected employees, directors and consultants of AXM Pharma, Inc. (together with any successor thereto, the "Company") and its Affiliates (as defined below) to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Affiliates to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

SECTION 2.   DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a)   "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Board or the Committee.

(b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

(c) "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e)   "Consultant" shall mean a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor.  Service as a consultant shall be considered employment for all purposes of the Plan, except for purposes of satisfying the requirements of Incentive Stock Options.

(f) "Committee" shall mean a committee of not fewer than two members, each of whom is a member of the Board and all of whom are disinterested persons, as contemplated by Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") and each of whom is an outside director for purposes of Section 162(m) of the Code, acting in accordance with the provisions of Section 3, designated by the Board to administer the Plan.

(g) "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

(h) "Employee" shall mean any employee of the Company or of any Affiliate.

(i)   "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other Securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board or the Committee.

(j) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(k) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(l) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(m) "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

(n) "Participant" shall mean any person that renders bona fide services to the Company (including, without limitation, the following: a person employed by the Company or an Affiliate in a key capacity; an officer or director of the Company; a person engaged by the Company as a consultant; or a lawyer, law firm, accountant or accounting firm) who receives an Award under the Plan.

(o) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

(p) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(q) "Predecessor Plans" shall mean the Company's 2004 Incentive and NonStatutory Stock Option Plan.

(r) "Released Securities" shall mean shares of Restricted Stock as to which all restrictions imposed by the Board or the Committee have expired, lapsed, or been waived.

(s) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

(t) "Restricted Stock Unit" shall mean any right granted under Section 6(c) of the Plan that is denominated in Shares.

(u)   "Shares" shall mean the shares of common stock of the Company, $.001 par value, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(v) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

SECTION 3.   ADMINISTRATION

The Plan shall be administered by the Board; provided however, that the Board may delegate such administration to the Committee.

Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to (a) determine the type or types of Awards to be granted to each Participant under the Plan; (b) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (c) determine the terms and conditions of any award; (d) determine the time or times when each Award shall become exercisable and the duration of the exercise period; (e) determine whether, to what extent, and under what circumstances Awards may be settled in or exercised for cash, Shares, other securities, other Awards, or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (f) determine whether, to what extent, and under what circumstances cash, shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Board or the Committee; (g) construe and interpret the Plan; (h) promulgate, amend and rescind rules and regulations relating to its  administration, and correct defects, omissions and inconsistencies in the Plan or any Award; (i) consistent with the  Plan and with the consent of the Participant, as appropriate, amend any outstanding Award or amend the exercise date  or dates; (j) determine the duration and purpose of leaves of absence which may be granted to Participants without  constituting termination of their employment for the purpose of the Plan; and (k) make all other determinations  necessary or advisable for the Plan's administration.  The Board and the Committee’s interpretation and construction of any provisions of the Plan or of any Award shall be conclusive and final.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

In the case of any Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, once the Award is made, neither the Board nor Committee shall not have discretion to increase the amount of compensation payable under the Award that would otherwise be due upon attainment of the performance goal.

SECTION 4.   SHARES AVAILABLE FOR AWARDS

(a)	SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b):

(i)

CALCULATION OF NUMBER OF SHARES AVAILABLE.  The number of Shares available for granting Awards under the Plan shall be (A) 5,000,000, plus all Shares remaining available for issuance under the Predecessor Plans on the effective date of this Plan, plus (B) additional Shares as follows:  As of January 1 of each year, commencing with the year 2006 and ending with the year 2008, the aggregate number of Shares available for granting Awards under the Plan shall automatically increase by a number of Shares equal to the lesser of (x) 5% of the total number of Shares then outstanding or (y) 1,000,000 subject to adjustment as provided in Section 4(b).  Further, if, after the effective date of the Plan, any Shares covered by an Award granted under the Plan or by an award granted under a Predecessor Plan, or to which such an Award or award relates, are forfeited, or if an Award or award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award or award, or to which such Award or award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award or award, to the extent of any such forfeiture or termination, shall again be, or shall become, available for granting Awards under the Plan.  Notwithstanding the foregoing, the maximum number of Shares with respect to which Incentive Stock Options may be granted in any year shall be 5,000,000.

(ii)		ACCOUNTING FOR AWARDS. For purposes of this Section 4,

(A)

if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; and

	(B)	Dividend Equivalents and Awards not denominated in Shares shall not be counted against the aggregate number of Shares available for granting Awards under the Plan.

(iii)		SOURCES OF SHARES DELIVERABLE UNDER AWARDS. Any shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of Treasury Shares.

(b)

ADJUSTMENTS.  In the event that the Board or the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, purchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board or the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board or the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the number and type of Shares (or other securities or property) specified as the annual per-participant limitation under Section 6(g)(vi), and (iv) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided, further, however, that the number of Shares subject to any award denominated in Shares shall always be a whole number.

SECTION 5.   ELIGIBILITY

Any Employee, Director or Consultant shall be eligible to receive Awards under the Plan.  Any Awards granted to members of the Committee shall be approved by the Board of Directors of the Company.

SECTION 6.   AWARDS

(a)

OPTIONS.  The Board and the Committee are hereby authorized to grant Options with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Board or the Committee shall determine:

(i)

EXERCISE PRICE.  The exercise price per Share of each Option shall be determined by the Board or the Committee; provided, however, that such exercise price per Share under any Incentive Stock Option shall not be less than 100% (110% in the case of a "10-percent shareholder as such term is used in Section 422(c)(5) of the Code) of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option.

(ii)

OPTION TERM.  The term of each Option shall be fixed by the Board or the Committee, provided that no Incentive Stock Option shall have a term greater than 10 years (5 years in the case of a "10-percent shareholder) as such term is used in Section 422(c)(5) of the Code).

(iii)

TIME AND METHOD OF EXERCISE.  The Board or the Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv)

INCENTIVE STOCK OPTIONS.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

(b)

STOCK APPRECIATION RIGHTS.  The Board and the Committee are hereby authorized to grant Stock Appreciation Rights.  A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (1) the Fair Market Value of one Share on the date of exercise or, if the Board or the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before or after the date of exercise over (2) the grant price of the right as specified by the Board or the Committee.  Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Board or the Committee.  The Board and the Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)	RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

	(i)	ISSUANCE. The Board and the Committee are hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units.
(ii)

RESTRICTIONS.  Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Board or the Committee may impose (including, without limitation, any limitation on the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board or the Committee may deem appropriate.

(iii)

REGISTRATION.  Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board or the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.  In the event any stock certificate is issued in respect of Shares of restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv)

FORFEITURE.  Except as otherwise determined by the Board or the Committee, upon termination of employment (as determined under criteria established by the Board or the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Board or the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.  Unrestricted Shares, evidenced in such manner as the Board or the Committee shall deem appropriate, shall be delivered to the Participant promptly after such Restricted Stock shall become Released Securities.

(d)

PERFORMANCE AWARDS.  The Board and the Committee are hereby authorized to grant Performance Awards.  Subject to the terms of the Plan, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Board or the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Board or the Committee shall establish.  Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Board or the Committee.  The goals established by the Board or the Committee shall be based on any one, or combination of, earnings per share, return on equity, return on assets, total shareholder return, net operating income, cash flow, revenue, economic value added, increase in Share price or cash flow return on investment, or any other measure the Board or the Committee deems appropriate.  Partial achievement of the goal(s) may result in a payment or vesting corresponding to the degree of achievement.

(e)

DIVIDEND EQUIVALENTS.  The Board and the Committee are hereby authorized to grant Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Board or the Committee, and the Board and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.  Subject to the terms of the Plan, such Awards may have such terms and conditions as the Board or the Committee shall determine.

(f)

OTHER STOCK-BASED AWARDS.  The Board and the Committee are hereby authorized to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Board or the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law.  Subject to the terms of the Plan, the Board or the Committee shall determine the terms and conditions of such Awards.

(g)	GENERAL.

	(i)	NO CASH CONSIDERATION FOR AWARDS. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)

AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER.  Awards may, in the discretion of the Board or the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate.  Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time or at a different time from the grant of such other Awards or awards.

(iii)

FORMS OF PAYMENT UNDER AWARDS.  Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award may be made in such form or forms as the Board or the Committee shall determine, including, without limitation, cash, Shares, other securities other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Board or the Committee.  Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(iv)

LIMITS ON TRANSFER OF AWARDS.  Unless otherwise permitted by the Board or Committee, no Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Board or the Committee, a Participant may, in the manner established by the Board or the Committee, (a) designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant or (b) transfer any Award other than an Incentive Stock Option for bona fide estate planning purposes.  Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant, a permitted transferee or, if permissible under applicable law, by the Participant's guardian or legal representative.  No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate, unless otherwise permitted and approved by the Board or Committee.

(v)

TERM OF AWARDS.  The term of each Award shall be for such period as may be determined by the Board or the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

(vi)

PER-PERSON LIMITATION ON AWARDS.  The number of Shares with respect to which Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and other Awards may be granted under the Plan to an individual Participant in any one fiscal year of the Company shall not exceed 3,000,000 Shares, subject to adjustment as provided in Section 4(b).  The maximum fair market value of payments to an individual Participant under Performance Awards in any one fiscal year of the Company shall not exceed $10,000,000.

(vii)

SHARE CERTIFICATES.  All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board or the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state securities laws, and the Board or the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 7. AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)

AMENDMENTS TO THE PLAN.  The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, including, without limitation, any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant, or any other holder or beneficiary of any Award theretofore granted, without the consent of any share owner, Participant, other holder or beneficiary of an Award, or other Person.

(b)

AMENDMENTS TO AWARDS.  The Board and the Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively, without the consent of any Participant, other holder or beneficiary of an Award.

(c)

ADJUSTMENTS OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS.  Except as provided in the following sentence, the Board and the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board or the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.  In the case of any Award that is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, neither the Board nor the Committee shall have authority to adjust the Award in any manner that would cause the Award to fail to meet the requirements of Section 162(m).

(d)

CORRECTION OF DEFECTS, OMISSIONS, AND INCONSISTENCIES.  The Board and the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 8. GENERAL PROVISIONS

(a)

NO RIGHTS TO AWARDS.  No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors, Consultants, other holders or beneficiaries of Awards under the Plan.  The terms and conditions of Awards need not be the same with respect to each recipient.

(b)

DELEGATION.  The Board and the Committee may delegate to one or more officers or managers of the Company or any Affiliate, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Board or Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards held by Employees, Consultants, or other holders or beneficiaries of Awards under the Plan who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and who also are not "covered employees" for purposes of Section 162(m) of the Code.

(c)

WITHHOLDING.  The Company or any Affiliate shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes.

(d)

NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional  compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e)

NO RIGHT TO EMPLOYMENT.  The grant of an Award shall not be construed as giving a Participant the right to remain an employee, director or consultant of the Company or any Affiliate.  Further, the Company or an Affiliate may at any time terminate the service of any employee, director or consultant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(f)

GOVERNING LAW.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Nevada and applicable federal law.

(g)

SEVERABILITY.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board or the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board or the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(h)

NO TRUST OR FUND CREATED.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)

NO FRACTIONAL SHARES.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Share, or whether such fractional Shares of any rights thereto shall be canceled, terminated, or otherwise eliminated.

(j)

HEADINGS.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 9.   EFFECTIVE DATE OF THE PLAN

Subject to the approval of the shareholders of the Company, the Plan shall be effective March 1, 2005 (the "Effective Date"); provided, however, that to the extent that Awards are granted under the Plan before its approval by shareholders, the Awards will be contingent on approval of the Plan by the shareholders of the Company at an annual meeting, special meeting, or by written consent.

SECTION 10.  TERM OF THE PLAN

No Award shall be granted under the Plan more than 10 years after the Effective Date.  However, unless otherwise expressly provided in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Board and the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

SECTION 11.  TERMINATION OF PREDECESSOR PLANS

Upon the Effective Date, the Predecessor Plans shall terminate and no further awards or grants may be made under such Predecessor Plans.

The foregoing 2005 Equity Incentive Plan was duly adopted and approved by the Board of

Directors on _______________ and approved by the shareholders of the Corporation effective ______________.

AXM Pharma, Inc.

By:______________________________

Secretary